EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form F-3D No. 333-212415) of Costamare Inc., and

(2)	Registration Statement (Form F-3 No. 333-223392) of Costamare Inc.;

of our reports dated February 26, 2020, with respect to the consolidated financial statements of Costamare Inc. and the effectiveness of internal control over financial reporting of Costamare Inc. included in this Annual Report (Form 20-F) of Costamare Inc. for the year ended December 31, 2019.

/s/ Ernst & Young (Hellas) Certified Auditors-Accountants S.A.

Athens, Greece
February 26, 2020